UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

Trade Street Residential, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida 33180
(Address of Principal Executive Offices) (Zip Code)

(786) 248-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

Pursuant to the terms of a Separation Agreement and Release (the “Separation Agreement”), effective March 18, 2014, between David Levin and Trade Street Residential, Inc. (the “Company”), Mr. Levin resigned his employment as President of the Company and resigned as Vice Chairman and a member of the Company’s Board of Directors (the “Board”). In consideration of a mutual release of claims against the Company and other related parties, and certain other agreements and covenants, Mr. Levin will receive the following benefits pursuant to the terms of the Separation Agreement:

•	a lump sum payment of $8,583.00 representing the payment for health insurance as required under the Employment Agreement between Mr. Levin and the Company dated September 26, 2013 (the “Employment Agreement”);

•	an aggregate of 375,000 fully vested shares of common stock, par value $0.01 per share, of the Company, issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(a)(2) of the Act.

In addition, the Company will continue to indemnify Mr. Levin for his conduct as an officer and director of the Company.

The Separation Agreement provides for the termination of the noncompetition provisions contained in the Employment Agreement. The non-solicitation provisions of Mr. Levin’s Employment Agreement, which was previously filed as Exhibit 10.2 to a Current Report on Form 8-K filed on October 26, 2013 (the “Employment Agreement”), will remain in effect for one year following the date of the Separation Agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Mr. Levin’s employment with the Company pursuant to the terms of his Employment Agreement was terminated on March 18, 2014. The description of the Separation Agreement is incorporated herein by reference to Item 1.01 above.

Item 2.02.	Results of Operations and Financial Condition.

On March 18, 2014, the Company announced its financial results for the quarter and year ended December 31, 2013 and made available supplemental information concerning the ownership, operations and portfolio of the Company as of December 31, 2013. A copy of the Company’s March 18, 2014 press release and a copy of the Company’s Quarterly Supplemental Operating and Financial Data are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Item 2.02 (including Exhibits 99.1 and 99.2 hereto) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

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Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in item 5.02 below, on March 13, 2014, James Boland resigned as a director of the Company. As a result of Mr. Boland's resignation, the Audit Committee of the Board is currently comprised of two members. Rule 5605 of the NASDAQ Listing Rules (the “Listing Rules”) generally requires that all listed companies' audit committees be comprised of three members, although Listing Rule 5605(c)(4)(B) provides a specified cure period to fill any Audit Committee vacancy created by the resignation of an audit committee member. On March 14, 2014, the Company notified the NASDAQ that, as a result of Mr. Boland's resignation, there is a vacancy on the Company's Audit Committee and that the Company intends to avail itself of the cure period provided in Listing Rule 5605(c)(4)(B).

On March 18, 2014, the Company received a letter from the NASDAQ acknowledging that the Company no longer complies with the requirement of Listing Rule 5605. The letter also acknowledges that the Listing Rules provide a cure period pursuant to which the Company must regain compliance no later than the earlier of the Company's next annual meeting of stockholders or March 13, 2015 (or, if such meeting is held before September 9, 2014, by September 9, 2014). The Company intends to add a third member to its Audit Committee on or before September 9, 2014.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the issuance of shares of common stock to Mr. Levin is incorporated in this Item 3.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2014, Sergio Rok and James Boland informed the Board of their resignations as members of the Board, effective immediately. Messrs. Rok’s and Boland’s resignations were for personal reasons and not the result of any disagreements with the Company relating to the Company’s accounting principles or practices, financial statement disclosure or the adequacy or effectiveness of the Company’s internal controls and procedures.

As disclosed above in Item 1.01, effective March 18, 2014, Mr. Levin resigned as President of the Company and from the Board. Mr. Levin’s resignation was for personal reasons and not the result of any disagreements with the Company relating to the Company’s accounting principles or practices, financial statement disclosure or the adequacy or effectiveness of the Company’s internal controls and procedures.

In connection with the resignation of Mr. Levin as President of the Company, the Board appointed Richard Ross, the Company’s interim Chief Executive Officer and the Chief Financial Officer, to serve as the interim President of the Company. Mr. Ross is currently subject to an employment agreement in his capacity as Chief Financial Officer of the Company. The terms of the employment agreement with Mr. Ross are not changing at this time as a result of his appointment as interim President.

Effective March 18, 2014, the Board decreased the size of the Board from eight to five directors.

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Item 9.01.	Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release by and between David Levin and Trade Street Residential, Inc. dated March 18, 2014
99.1	Press Release of Trade Street Residential, Inc. dated March 18, 2014
99.2	Quarterly Supplemental Operating and Financial Data for Trade Street Residential, Inc. for the quarter and year ended December 31, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: March 18, 2014	By:	/s/ Richard Ross
Richard Ross
Chief Executive Officer and Chief Financial Officer

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